Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CapStar: Beth Alexander (615) 732-6424

balexander@capstarbank.com

Community First Bank & Trust: Louis Holloway, (931) 490-3402

lholloway@cfbk.com

CAPSTAR BANK AND COMMUNITY FIRST BANK & TRUST

TERMINATE BRANCH PURCHASE

NASHVILLE, TN and FRANKLIN, TN – June 22, 2012. Claire W. Tucker, President and Chief Executive Officer of CapStar Bank and Louis Holloway, President of Community First Bank & Trust, jointly announced that CapStar and Community First have mutually agreed to terminate the purchase and assumption agreement the banks had entered into in connection with CapStar’s proposed purchase of certain assets and assumption of certain liabilities of Community First’s Cool Springs branch. The execution of the purchase agreement was originally announced on February 15, 2012.

Although the parties were not able to reach agreement regarding proposed modifications to certain key economic terms of the purchase agreement relating to certain asset and liability values, there are no current disputes or disagreements between CapStar or Community First, and neither party believes any payments or penalties will be due or payable on account of the termination.

Founded in July, 2008 with a record $88 million in start-up capital, CapStar provides a wide range of loan, deposit and treasury management products, as well as a powerful technology platform for small and mid-size businesses and consumers. One of the fastest growing banks in Tennessee in 2011, CapStar has an asset base of $770 million and operates branches in Davidson and Williamson Counties. For more information on CapStar Bank, please visit the website at capstarbank.com.

Community First Bank & Trust, based in Columbia, TN, was founded in 1999 by a group of Maury County business leaders who wanted to provide a superior banking experience to the communities they serve. Community First Bank & Trust is a commercial bank with more than $580 million in total assets on March 31, 2012, operating banking offices in Maury, Hickman and Williamson Counties. The bank provides a comprehensive line of banking services to consumers and businesses in the Middle Tennessee area. For more information on Community First Bank & Trust or its parent company Community First, Inc., please visit the website at cfbk.com.

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PAGE TWO: CAPSTAR BANK AND COMMUNITY FIRST BANK & TRUST TERMINATE BRANCH PURCHASE

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to Community First’s and CapStar’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors which may be beyond Community First’s and CapStar’s control, and which may cause t he actual results, performance or achievements of Community First or CapStar to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through use of such words as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions of the future.

More information about Community First is detailed in its most recent annual report on Form 10-K for the fiscal year ended December 31, 2011, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Community First does not undertake an obligation to update forward-looking statements.

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CapStar Bank: We’re listening.

Community First Bank & Trust: Expect more from your bank.